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                                                                     Exhibit 3.9


                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            KNOWLES ELECTRONICS, INC.
                            (A Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

      SECTION 1. Principal Office. The registered office of the corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware 19805, in the County of New Castle. The name of the corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

      SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

      SECTION 1. Annual Meetings. The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation in the State of Delaware on the first Monday after March 14 each year, or at such other place within or without the State of Delaware or at such other time as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business
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as may properly be brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

      The place and time of such meeting for the election of directors shall not be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder at least twenty days before the election is held, in person or by letter mailed to him at his post office address last known to the Secretary of the corporation.

      SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors or of the Chairman of the Board or the President, or any Vice President, and shall be called by the Chairman of the Board or the President, or any Vice President or the Secretary at the request in writing of stockholders owning at least twenty-five percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.

      SECTION 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be in writing and signed by the Chairman of the Board or the President, or any Vice President or the Secretary or an Assistant Secretary and a copy thereof shall be served either personally or by mail or by any other lawful means, not less than ten days before the meeting, upon each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder


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at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

      SECTION 4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 5. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting,


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but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

      At the annual meeting of stockholders the order of business shall be as follows:

            (1)   Calling meeting to order.
            (2)   Proof of notice of meeting.
            (3)   Reading of minutes of last previous annual meeting.
            (4)   Reports of officers.
            (5)   Reports of committees.
            (6)   Election of directors.
            (7)   Miscellaneous business.

      SECTION 6. Voting. Except as otherwise provided in the By-laws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, by the Certificate of Incorporation or these By-laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may, but need not, be by ballot and a plurality of the votes cast thereat shall elect.


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      SECTION 7. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and the number of voting shares held by each shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger, and filed in the office where the election is to be held, at least ten days before every election, and shall, during the usual hours of business, and during the whole time of said election, be open to the examination of any stockholder.

      SECTION 8. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors. Each director shall be designated as a "Class A Director" or a "Class B Director". Each Class A Director shall be entitled to four votes and each Class B Director shall be entitled to one vote. The authorized


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number of each class of Directors shall be two Class A Directors and two Class B
Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The stockholders shall have power from time to time, and at any time, to increase or decrease the number of directors by an amendment to these By-laws. If the number of directors be increased, the additional directors shall be elected by the stockholders. The number of Class A Directors shall never be more than three nor less than one and the number of Class B Directors shall never be less than two nor more than three. Directors need not be stockholders.

      A Majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy.

      In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, the stockholders may elect a successor or successors for the unexpired term or terms.

      SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the


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Board or the President, or any Vice President or the Secretary or any two
directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

      SECTION 3. Committees. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. In the event the Board of Directors, in its discretion, appoints an Executive Committee, such committee shall also be subject to and governed by the following provisions:

            (a) Appointment. The Board of Directors by resolution adopted by a majority of the whole board may designate two or more directors to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

            (b) Powers. The Executive Committee, when the Board of Directors is not in session, shall have and exercise all of the authority of the Board of Directors in the management of the corporation except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the certificate of incorporation, adopting a plan of merger or adopting a plan of


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                  consolidation with another corporation or corporations,
                  recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the by-laws of the corporation, electing or removing officers of the corporation or members of the Executive Committee, fixing the compensation of any member of the Executive Committee, declaring dividends, authorizing the issuance of stock or amending, altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee.

            (c) Tenure and Qualification. Each member of the Executive Committee shall hold office until the next regular annual meeting of the directors following his designation and until his successor as a member of the Executive Committee is elected and qualified. Members of the Executive Committee must at all times be directors of the corporation.

            (d) Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may from time to time by resolution fix. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

            (e) Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

            (f) Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the whole Board of Directors.

            (g) Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a


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                  majority of the whole Board of Directors. Any member of the
                  Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board or the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (h) Procedure. The Chairman of the Board shall be the presiding officer of the Executive Committee if he or she is a member, and if not a member, the Executive Committee shall elect a presiding officer from its members. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these By-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information only at the meeting thereof held next after the proceedings shall have been taken.

      SECTION 4. Dividends. Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

      SECTION 5. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of director, be removed from office, either with or without cause, and his successor or their successors may be


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elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

      SECTION 6. Indemnification. With respect to the indemnification of directors, officers and others:

            (a) Actions against Enumerated Individuals. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) Actions by or in the Right of Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which


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                  such action or suit was brought shall determine upon
                  application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) or (b), or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Determination that Indemnification Shall be Made. Any indemnification under subparagraphs (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b). Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

            (e) Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 6. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subparagraphs of this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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            (g)   Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 6.

            (h) Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this paragraph shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. Number, Election and Appointment. The Board of Directors, as soon as may be after the election thereof held in each year, shall elect a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and from time to time may appoint a Chief Executive Officer, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person. The Chairman of the Board shall be chosen from among the directors.

      SECTION 2. Term of Office, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.


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      SECTION 3. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management and supervision of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chairman of the Board shall perform such other duties consistent with his or her office as the Board of Directors may from time to time assign and delegate.

      SECTION 4. President. The President shall be the chief operating officer of the corporation, shall preside in the absence of the Chairman of the Board at all meetings of the stockholders and the Board of Directors, shall have active management of the operations of the corporation consistent with the authority of the Chairman of the Board, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall assist the Chairman of the Board in the discharge of the Chairman's duties as the Chairman of the Board may direct, and shall perform such other duties consistent with his or her office as the Chairman of the Board or the Board of Directors may from time to time assign and delegate. The President shall report to the Chairman of the Board. In the absence of the Chairman of the Board or in the event of his or her inability to act, the President shall until further action of the Board perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.


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      SECTION 5. Vice Presidents. The Vice President (or in the event there be more than one Vice President, each of the Vice Presidents) shall assist the Chairman of the Board and President in the discharge of their respective duties as each may direct, and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. In the absence of the President or in the event of his or her inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or by the Chairman if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      SECTION 6. Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors in a corporate minute book maintained for that purpose belonging to the corporation and to be kept in the Secretary's custody. The Secretary shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary shall prepare all lists of stockholders required to be prepared by any statute of the State of Delaware. He or she shall keep in safe custody the seal of the corporation and affix the same to any minutes requiring it, and when so affixed, the seal shall be attested by his or her signature or by the signature of an Assistant Secretary. The Secretary shall in general perform all of the duties incident to the office of secretary of a corporation and such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he or she shall be.


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      SECTION 7. Treasurer. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of corporate funds and securities. Subject to the supervision and direction of the Chairman of the Board, the President and such Vice President as shall be designated as the chief financial officer of the corporation, the Treasurer shall be responsible for: (a) carrying out policies with respect to the approving, granting or extending of credit by the corporation, (b) the preparation and filing of all income tax returns and all other regular and special reports to governmental agencies, and (c) the maintenance of adequate records of authorized appropriations and the determination that all sums expended pursuant thereto are accounted for properly. In general, the Treasurer shall perform the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Chairman of the Board, the President, such Vice President as shall be designated as the chief financial officer of the corporation, or by the Board of Directors.

      SECTION 8. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Assistant Secretaries, and the Assistant Treasurer or Assistant Treasurers, shall, in the order of their respective seniorities, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the Secretary or Treasurer, respectively.

      SECTION 9. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in the event of his or her inability to act, the President, or in the event of his or her inability to act, such Vice President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend to and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all


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rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present.
The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

      SECTION 1. Form and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

      Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation. The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or an Assistant

Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chairman of the Board or the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

      SECTION 2. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days before any stockholders' meeting, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than fifty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.

      SECTION 3. Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

      SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

      SECTION 5. Examination of Books by Stockholders. The Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation.

                                   ARTICLE VI

                                   FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of January of each year and shall end on the 31st day of December next following.


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

                                   ARTICLE VII

                                 CORPORATE SEAL

      The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."

                                  ARTICLE VIII

                                   AMENDMENTS

      The By-laws of the corporation shall be subject to alteration, amendment or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal such By-laws be included in the notice of such meeting of the board or the stockholders, as the case may be. Bylaws made, altered, or amended by the Board may be altered, amended, or repealed by the stockholders at any annual or special meeting thereof.


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